RESTRICTED STOCK PURCHASE AGREEMENT


     This Restricted Stock Purchase Agreement ("Agreement") is entered into as of November 18, 1997 between DP Applications, Inc., an Oregon corporation (the "Company"), and The Robert W. Wilmot and Mary J. Wilmot, trustees of the Wilmot Living Trust U/D/T dated April 18th 1995 ("Purchaser"), in connection with the performance of consulting services to the Company by Robert W. Wilmot ("Wilmot").

      In consideration of the mutual promises set forth in this Agreement, the parties agree as follows:

      1. Sale of Shares. Purchaser agrees to purchase from the Company, and the Company agrees to sell to Purchaser, 180,000 shares of common stock of the Company (the "Shares") at a price of $0.15 per share, for a total purchase price of $27,000, payable in cash. In addition to terms and conditions set forth in this Agreement, the Shares shall be subject to the restrictions on transfer contained in Article VII of the Company's Bylaws. To secure its rights under the Repurchase Option described in Section 2, the Company will retain the certificate or certificates representing the Shares. Purchaser will deliver to the Company executed blank stock powers covering the Shares subject to the Repurchase Option. The closing of this sale shall occur upon receipt by the Company from Purchaser of an executed copy of this Agreement, full payment of the purchase price for the Shares, and executed blank stock powers covering the Shares.

      2.  Repurchase Option.

          2.1 Termination of Consulting Services. If Wilmot ceases to be a consultant to DP for any reason other than death, then the Company shall have an irrevocable, exclusive option (the "Repurchase Option") for a period of 60 days from the date the consulting services ended (the "Termination Date") to repurchase at the original price per Share set forth in Section 1 all of the Shares held by Purchaser on such date that have not been released from the Repurchase Option as provided in Section 2.4. If Wilmot ceases to be a consultant to DP by reason of death, the Repurchase Option shall not apply to the Shares, but shall terminate as to all of the Shares as of the date of death. It is understood that termination of consulting services may be effected by either party for any reason with or without cause upon 30 days written notice.

          2.2 Exercise of Option. The Repurchase Option shall be exercised by the Company within 60 days of the Termination Date (such 60-day period, the "Exercise Period") by delivering to Purchaser a written notice of exercise of the Repurchase Option and a check in the amount of the purchase price. Upon delivery of such notice and payment of the purchase price, the Company shall become the legal and beneficial owner of the Shares being repurchased and all rights and interest therein or related thereto, and the Company shall have the right to transfer to its own name the number of Shares being repurchased without further action by Purchaser.

          2.3 Termination of Repurchase Option. If the Company does not exercise the Repurchase Option before the end of the Exercise Period, the Repurchase Option shall terminate.

          2.4 Release from Repurchase Option. Twenty-five percent (25%) of the Shares shall be immediately released from the Repurchase Option on the date of this Agreement. The balance of the Shares shall be released from the Repurchase Option over a period of three years, subject to continuous consulting service to the Company by Wilmot. For each month of service beginning on August 1, 1997, 3,750 shares shall be released from the Repurchase Option on the last day of the month. If Wilmot performs continuous consulting services for the Company through July 31, 2000, all Shares shall have been released from the Repurchase Option by such date. At the request of Purchaser, the Company will deliver to Purchaser a certificate or certificates representing the Shares released from the Repurchase Option.

               2.4.1  Accelerated Release From Repurchase Option
Upon Sequent Change of Control. If at any time before all of the Shares have been released from the Repurchase Option, there is a Change of Control of the Company, all Shares then subject to the Repurchase Option shall immediately be released from the Repurchase Option, and the Repurchase Option shall terminate as of the date of the Change of Control.

               As used in this Agreement, the term "Change of Control of the Company" means the occurrence either of the following events:

               (a) Any "person" (as such term is defined in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) other than Sequent or its subsidiaries is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act ), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the total voting power represented by the Company's then outstanding voting securities; or

               (b) A merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) the majority of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company's assets.

      3. Limitations on Transfer. Without the written consent of the Company, Purchaser shall not sell, assign, encumber, dispose of or transfer (including transfer by operation of law) any interest in any Shares that have not been released from the Repurchase Option. The Company shall hold in escrow all Shares subject to the Repurchase Option.

     4. Lock-up Period. Purchaser hereby agrees that if so requested by the Company or any representative of the underwriters (the "Managing Underwriter") in connection with any registration of the offering of any securities of the Company under the Securities Act of 1933, as amended (the "Securities Act"), Purchaser shall not sell, make short sale of, loan, grant any option for the purchase of, or otherwise transfer any Shares or other securities of the Company during the 180-day period (or such longer period as may be requested in writing by the Managing Underwriter and agreed to in writing by the Company) (the "Market Standoff Period") following the effective date of a registration statement of the Company filed under the Securities Act; provided, however, that such restriction shall apply only to the first registration statement of the Company to become effective under the Securities Act that includes securities to be sold on behalf of the Company to the public in an underwritten public offering under the Securities Act. The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such Market Standoff Period.

      5. Stock Certificate Legends. All certificates representing any of the Shares shall contain the following legends:

      "THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE SUBJECT TO CERTAIN RESTRICTIONS UPON TRANSFER AND RIGHTS OF REPURCHASE AS SET FORTH IN A RESTRICTED STOCK PURCHASE AGREEMENT BETWEEN THE CORPORATION AND THE REGISTERED HOLDER, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE CORPORATION."

      "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY APPLICABLE STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED."

      "THE CORPORATION IS AUTHORIZED TO ISSUE DIFFERENT CLASSES OF SHARES OR DIFFERENT SERIES WITHIN A CLASS. THE CORPORATION WILL FURNISH TO ANY SHAREHOLDER ON REQUEST AND WITHOUT CHARGE A FULL STATEMENT OF THE DESIGNATIONS, PREFERENCES, LIMITATIONS AND RELATIVE RIGHTS OF EACH CLASS OF SHARES AUTHORIZED TO BE ISSUED AND THE VARIATIONS IN THE RIGHTS, PREFERENCES AND LIMITATIONS BETWEEN THE SHARES OF EACH SERIES SO FAR AS THEY HAVE BEEN DETERMINED. THE BOARD OF DIRECTORS IS AUTHORIZED TO DETERMINE THE RELATIVE RIGHTS AND PREFERENCES OF A SERIES BEFORE THE ISSUANCE OF ANY SHARES OF THAT SERIES."

      "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO AND TRANSFERABLE ONLY UPON COMPLIANCE WITH THE TERMS AND CONDITIONS
CONTAINED IN ARTICLE VII OF THE COMPANY'S BYLAWS, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE CORPORATION."

      6. Assignment by the Company. The right of the Company under the Repurchase Option to purchase any part of the Shares may be assigned in whole or in part to any person or persons designated by the Board of Directors of the Company.

      7. Transfer on Books of Company. The Company shall not be required (a) to transfer on its books any of the Shares which have been sold or transferred in violation of any of the provisions set forth in this Agreement or the Company's Bylaws, or (b) to treat as owner of such Shares or to accord the right to vote as such owner or to pay dividends to any transferee to whom such Shares shall have been so transferred.

      8. Restricted Securities. Purchaser understands and acknowledges that the sale of the Shares has not been registered under the Securities Act, or applicable state securities laws, that the Shares must be held indefinitely unless subsequently registered under the Securities Act and applicable state securities laws or unless an exemption from such registration requirement is available, that the Company is under no obligation to register the Shares, and that the certificate representing the Shares will be stamped with the legends specified in Section 5 of this Agreement. The Purchaser agrees to comply with the transfer restrictions specified in the legends set forth in Section 5.

      9. Investment Representations and Warranties. Purchaser warrants and represents to the Company as follows:

          9.1 Purchase Entirely for Own Account. The Shares will be acquired for investment for Purchaser's own account and not with a view to the resale or distribution of any part thereof, and Purchaser has no intention of selling, granting any participation in, or otherwise distributing the same.

          9.2 Investment Experience. Purchaser is experienced in evaluating and investing in companies in the development stage, can bear the economic risk of an investment in the Shares, and has enough knowledge and experience in financial and business matters to evaluate the merits and risks of the investment in the Shares.

          9.3  Qualifications as an Accredited Investor.
Purchaser is an accredited investor, as that term is defined in Rule 501(a) under the Securities Act.

          9.4  Opportunity to Review Documents and Ask Questions.
The Company has made available to Purchaser all documents and information requested by Purchaser relating to an investment in the Company. In addition, Purchaser has had adequate opportunity to ask questions and to receive answers from the management of the Company covering the terms and conditions of the purchase and sale of the Shares and the Company's business, management, and financial affairs.

      10. Miscellaneous.

          10.1 Entire Agreement; Amendment. This Agreement constitutes the entire agreement of the parties with regard to the subjects hereof and may be amended only by written agreement between the Company and the Purchaser.

          10.2 Notices. Any notice required or permitted under this Agreement shall be in writing and shall be deemed sufficient when delivered personally to the party to whom it is addressed or when deposited into the United States Mail as registered or certified mail, return receipt requested, postage prepaid, addressed to the Company at its address shown below its signature or to the Purchaser at the address shown below the Purchaser's signature, or at such other address as such party may designate by ten (10) days' advance written notice to the other party.

          10.3 Rights and Benefits. The rights and benefits of this Agreement shall inure to the benefit of and be enforceable by the Company's successors and assigns and, subject to the restrictions on transfer of this Agreement, be binding upon the Purchaser's heirs, executors, administrators, beneficiaries, successors and assigns.

          10.4 Further Action. The parties agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

          10.5 Applicable Law; Attorneys' Fees. The terms and conditions of this Agreement shall be governed by the laws of the State of Oregon. In the event either party institutes litigation hereunder, the prevailing party shall be entitled to reasonable attorneys' fees to be set by the trial court and, upon any appeal, the appellate court.

          10.6 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                     THE COMPANY:      DP APPLICATIONS, INC.

                                       By: /s/Robert S. Gregg
                                       Title: President

                     PURCHASER:        THE ROBERT W. WILMOT AND MARY J.
                                       WILMOT, TRUSTEES OF THE WILMOT
                                       LIVING TRUST U/D/T DATED APRIL 18TH
                                       1995

                                       By: /s/Robert W. Wilmot, Trustee


                                       By: /s/Mary J. Wilmot, Trustee


                                       Address:
                                       13333 La Cresta Drive
                                       Los Altos, CA 94022